UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Apartment Investment and Management Company
(Name of Registrant as Specified in Its Charter)

Land & Buildings Capital Growth Fund, LP

L & B Real Estate Opportunity Fund, LP

L&B OPPORTUNITY FUND, LLC

Land & Buildings GP LP

Land & Buildings Investment Management, LLC

Jonathan Litt

Corey Lorinsky

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has made a definitive filing with the Securities and Exchange Commission (“SEC”) of a solicitation statement and an accompanying GOLD request card in connection with its solicitation of written requests for the calling of a special meeting of shareholders of Apartment Investment and Management Company, a Maryland corporation (the “Company”).

Item 1: On November 17, 2020, Land & Buildings distributed the following press release:

Land & Buildings Calls on AIV to Cease Delay Tactics and Allow Shareholder Voices to Be Heard

AIV Has Yet to Announce Consent Solicitation Results Following Land & Buildings’ November 11th Delivery of Consents – As of Today 47% of Shareholders Have Supported Call for a Special Meeting

In Land & Buildings’ View, This Is Yet Further Indication of Company’s Poor Corporate Governance

Both ISS and Glass Lewis Previously Recommended Shareholders Support Calling of Special Meeting

Urges the Company to Hold the Special Meeting Promptly Without Further Unnecessary Delay

STAMFORD, Conn. – (November 17, 2020) – Land & Buildings Investment Management, LLC (together with its affiliates, “Land & Buildings”), a significant shareholder of Apartment Investment and Management Company (“AIV”, “Aimco” or the “Company”) (NYSE: AIV), today urged the Company to cease its pattern of delay tactics and immediately call a special meeting of shareholders (the “Special Meeting”).

On November 11, 2020, Land & Buildings delivered written requests from the holders of more than 43% of the Company’s outstanding shares of common stock1 to AIV to call the Special Meeting yet the Company has inexplicably failed to announce, and in Land & Buildings’ view, appears to be purposefully delaying, certification of the written consents. Notably, the consents delivered by Land & Buildings exceed the 25% threshold set forth in the Company’s Amended and Restated By-laws to call a special meeting. Further, Land & Buildings delivered additional consents yesterday, bringing the total amount of shareholders supporting the calling of a Special Meeting to approximately 47%.

Jonathan Litt, Founder and CIO of Land & Buildings stated, “The consents we delivered last week, along with the additional consents we submitted yesterday are well in excess of the Company’s 25% threshold and leave no question about shareholders’ desire to have their voices heard on AIV’s proposed reverse spin-off. The Company must immediately heed the will of so many of its shareholders and call the Special Meeting without delay. AIV’s use of delay tactics in an attempt to stymie shareholder voices is yet another corporate governance offense – and continues a pattern that must stop. Shareholders clearly understand the urgency of this situation and we strongly caution the Company against consummating the spin-off without shareholders’ voices being heard.”

At the Special Meeting, Land & Buildings intends to present a non-binding resolution urging the AIV Board of Directors to put any proposed separation or spin-off involving the Company to a vote of the Company’s shareholders at a duly called meeting of shareholders, and to refrain from proceeding with any such separation or spin-off involving the Company unless approved by a vote of a majority of the Company’s shareholders.

1 Based on 148,865,947 outstanding shares of Common Stock as of October 28, 2020 as reported in the Company’s Quarterly Statement on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2020.

Both leading proxy advisory firms – Institutional Shareholder Services Inc. and Glass, Lewis & Co., LLC – had previously recommended shareholders support Land & Buildings’ call for the Special Meeting.

Media Contact:

Dan Zacchei / Joe Germani

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com JGermani@sloanepr.com

Investor Contact:

Scott Winter

Innisfree M&A Incorporated

212-750-5832

SWinter@innisfreema.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a solicitation statement and an accompanying proxy card to be used to solicit votes from shareholders of Apartment Investment and Management Company (the “Company”) to approve a non-binding resolution at the special meeting of the Company urging the Board of Directors of the Company to put any proposed separation or spin-off involving the Company to a vote of the Company’s shareholders at a duly called meeting of shareholders and to refrain from proceeding with any such separation or spin-off involving the Company unless approved by a vote of a majority of the Company’s shareholders.

LAND & BUILDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE SOLICITATION STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE SOLICITATION STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP, a Delaware limited partnership (“L&B Capital” ), L & B Real Estate Opportunity Fund, LP, a Delaware limited partnership (“L&B Real Estate”), Land & Buildings GP LP, a Delaware limited partnership (“L&B GP”), L&B Opportunity Fund, LLC, a Delaware limited liability company (“L&B Opportunity”), Land & Buildings Investment Management, LLC, a Delaware limited liability company (“L&B Management”), Jonathan Litt and Corey Lorinsky.

As of the close of business on November 16, 2020, L&B Capital directly owns 411,351 shares of Class A Common Stock, $0.01 par value, of the Company (the “Common Stock As of the close of business on November 16, 2020, L&B Real Estate directly owns 813,271 shares of Common Stock As of the close of business on November 16, 2020, L&B Opportunity directly owns 63,893 shares of Common Stock. As of the close of business on November 16, 2020, 1,713,938 shares of Common Stock were held in a certain account managed by L&B Management (the “Managed Account”). As of the close of business on November 16, 2020, L&B GP, as the general partner of each of L&B Capital and L&B Real Estate, beneficially owns the (i) 411,351 shares of Common Stock owned by L&B Capital and (ii) 813,271 shares of Common Stock owned by L&B Real Estate. As of the close of business on November 16, 2020, L&B Management, as the investment manager of each of L&B Capital, L&B Real Estate and L&B Opportunity, and as the investment advisor of the Managed Account, beneficially owns the (i) 411,351 shares of Common Stock owned by L&B Capital, (ii) 813,271 shares of Common Stock owned by L&B Real Estate, (iii) 63,983 shares of Common Stock owned by L&B Opportunity, and (iv) 1,713,938 shares of Common Stock held in the Managed Account. As of the close of business on November 16, 2020, Mr. Litt, as the managing principal of L&B Management, beneficially owns the (i) 411,351 shares of Common Stock owned by L&B Capital, (ii) 813,271 shares of Common Stock owned by L&B Real Estate, (iii) 63,983 shares of Common Stock owned by L&B Opportunity, and (iv) 1,713,938 shares of Common Stock held in the Managed Account. As of the close of business on November 16, 2020, Mr. Lorinsky directly owns 10 shares of Common Stock.

Item 2: Also on November 17, 2020, Land & Buildings published the following messages on Twitter:

Item 3: Also on November 17, 2020, Land & Buildings published the following messages on LinkedIn:

Item 4: Also on November 17, 2020, Land & Buildings posted the following materials to https://aimhighaiv.com/: